Exhibit 4.45

Execution Version
THIRD AMENDMENT TO THE RESTRUCTURING SUPPORT AGREEMENT
THIS AMENDMENT (this "Amendment"), dated as of May 8, 2017, to the Restructuring Support Agreement, dated as of March 23, 2017 and as amended from time to time, among Ocean Rig UDW Inc. ("Parent"), Drillships Financing Holding Inc., Drillships Ocean Ventures Inc., Drill Rigs Holdings Inc. and the Supporting Creditors (the "RSA") is made among Parent and the Supporting Creditors listed on the signature pages hereto, which constitute the Majority Supporting Lenders. Capitalized terms used but not defined herein have the meanings set forth in the RSA.
RECITALS
WHEREAS, Parent and the Majority Supporting Lenders desire to make certain clarifying amendments to Schedule 9 (Form of Supporting Creditor Update Notice);
WHEREAS, pursuant to Clause 12.1 of the RSA, holders of DFH Scheme Claims and DOV Scheme Claims are entitled to a pro rata portion of the Term Loan Early Consent Fee if they accede to the RSA by the Term Loan Early Consent Date;
WHEREAS, Parent and the Majority Supporting Lenders desire to amend the RSA pursuant to this amendment in order to extend the period for holders of DFH Scheme Claims and DOV Scheme Claims to accede to the RSA and receive a pro rata portion of the Term Loan Early Consent Fee; and
WHEREAS, Parent and the Majority Supporting Lenders desire to amend the RSA pursuant to this amendment in order to clarify how Supporting Creditors that hold DFH Scheme Claims or DOV Scheme Claims that, as at the Record Date or the date of the Scheme Meetings, are not yet settled or have closed as a participation, should vote such DFH Scheme Claims or DOV Scheme Claims at the relevant Scheme Meeting.
NOW, THEREFORE, the parties hereto agree as follows:
1.	AMENDMENT
The Scheme Companies and the Majority Supporting Lenders have agreed to amend the RSA as follows:
(a)	by deleting the words "Term Loan Early Consent Date" where used in Clause 12.1, and replacing with the words "Term Loan Early Consent Deadline";
(b)	by inserting the following words after the words "fail to vote" in Clause 12.1(b):
"(or if such Supporting Creditor is the holder of Open Trade Claims, by failing to instruct the relevant lender of record to vote)";
(c)	by adding a new Clause 12.1(c) as follows:
"Any holder of Open Trade Claims that wishes to receive the Term Loan Early Consent Fee with respect to such Open Trade Claims must deliver written supporting evidence to the Information Agent to demonstrate that (i) it has purchased such Open Trade Claims and (ii) it has instructed the relevant lender of record to vote its Open Trade Claims in favor of the relevant Schemes. For purposes of Clause 3.4(a) (Undertakings), a Supporting Creditor that holds Open Trade Claims shall satisfy its undertaking to vote in favor of the relevant Scheme(s) by instructing the relevant lender of record accordingly. The Information Agent will assess the supporting evidence provided, and its determination shall be final and binding, absent manifest error, provided that (A) the requirement to provide supporting evidence with respect to the purchase of Open Trade Claims may be satisfied by provision of an LSTA or LMA form trade confirmation or a participation agreement, in each case executed by the seller and the purchaser, that identifies the amount of the Open Trade Claims, and (B) the requirement to instruct the relevant lender of record to vote its Open Trade Claims may be satisfied by providing a written instruction to the lender of record including the following wording:
"Reference is made to [describe the relevant trade confirmation or participation agreement]. We as purchaser and holder of the economic interest in the [Traded Claim] hereby instruct you to grant a proxy to vote in favor of the scheme of arrangement of [the relevant Scheme Company] contemplated by the Restructuring Agreement dated as of March 23, 2017."
(d)	by deleting paragraph 12.3 and replacing with the following:
"(a)
Any Supporting Creditor that accedes to this Agreement (with respect to DFH Scheme Claims and/or DOV Scheme Claims) before the Term Loan Early Consent Deadline and then acquires further DFH Scheme Claims, DOV Scheme Claims or DRH Scheme Claims after acceding to this Agreement but before the occurrence of the Term Loan Early Consent Deadline shall be entitled to a pro rata share of the Term Loan Early Consent Fee or DRH Early Consent Fee, as applicable, with respect to such Claims so long as such Supporting Creditor has timely provided all Supporting Creditor Update Notices in accordance with Clause 3.4(e) and 12.1(c) as of the Record Date, and to the extent that any such Claims have been acquired from another Supporting Creditor, the selling Supporting Creditor shall not be entitled to the Term Loan Early Consent Fee or DRH Early Consent Fee, as applicable, with respect to such Claims.

(b)
Any Supporting Creditor that accedes to this Agreement (with respect to DRH Scheme Claims) before the DRH Early Consent Date and then acquires further DRH Scheme Claims, DFH Scheme Claims or DOV Scheme Claims after acceding to this Agreement (whether before, on, or after the DRH Early Consent Date) shall be entitled to a pro rata share of the DRH Early Consent Fee or the Term Loan Early Consent Fee, as applicable, with respect to such Claims so long as such Supporting Creditor has timely provided all Supporting Creditor Update Notices in accordance with Clause 3.4(e) and 12.1(c) as of the Record Date, and to the extent that any such Claims have been acquired from another Supporting Creditor, the selling Supporting Creditor shall not be entitled to the Term Loan Early Consent Fee or DRH Early Consent Fee, as applicable, with respect to such Claims."
(e)	by adding the following definition to Schedule 1 (Definitions):
""Open Trade Claims" means DFH Scheme Claims, DOV Scheme Claims or DRH Scheme Claims that, as at the applicable time, are not yet settled or have closed as a participation."; and
(f)	by deleting the definition "Term Loan Early Consent Date" from Schedule 1 (Definitions) and replacing with the following:
""Term Loan Early Consent Deadline" means 5.00pm (New York time) on the Record Date."
(g)	by deleting Schedule 9 (Form of Supporting Creditor Update Notice) and replacing it with the form annexed hereto as Exhibit A.
2.	CONDITIONS TO EFFECTIVENESS
This Amendment shall become effective upon such time as it has been duly executed by the parties hereto on the date hereof
3.	REPRESENTATIONS AND WARRANTIES
3.1	The Supporting Creditors party hereto represent and warrant that they constitute the Majority Supporting Lenders as of the date hereof
3.2
Each party hereto hereby represents and warrants to each of the other parties hereto that the representations and warranties set forth in Clause 4 of the RSA are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof

4.	REFERENCE TO AND EFFECT ON THE RSA
4.1
This Amendment shall constitute a Restructuring Document for purposes of the RSA. Except as specifically amended by this Amendment, the RSA shall remain unchanged and unwaived and shall remain in full force and effect and are hereby ratified and confirmed. The amendment set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment or waiver of any right, power or remedy of any party hereto under, or an amendment or waiver of, consent to or modification of any other term or provision of the RSA or of any transaction or future action on the part of the parties hereto which would require the consent of any other party hereto under the RSA.

5.	HEADINGS
Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
6.	APPLICABLE LAW
This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any choice of law provisions which would require the application of the law of any other jurisdiction.
7.	COUNTERPARTS
7.1	This Agreement may be executed in any number of counterparts and:
(a)	each such counterpart shall be deemed to be an original;
(b)	all such counterparts shall constitute one and the same document; and
(c)	each Person executing a counterpart shall become a party hereto.
7.2	Transmission by fax or emailed scanned copy of an executed counterpart of this Waiver shall be deemed to constitute due and sufficient delivery of such counterpart.

[Signature pages to follow]

Ocean Rig UDW Inc. as Parent

By:	/s/ Anthony Kandylidis
Name:
Title:
in Cayman

(Signature Page to Amendment)

AVENUE COPPERS OPPORTUNITIES FUND, L.P.

By: Avenue COPPERS Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE-ASRS EUROPE OPPORTUNITIES FUND, L.P.

By: Avenue-ARS Europe Opportunities Fund GenPar, LLC, its General Partner

By: GL ASRS Europe Partners, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE ENERGY OPPORTUNITIES FUND, L.P.

By: Avenue Energy Opportunities Partners, LLC, its General Partner

By: GL Energy Opportunities Partners, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE ENTRUST CUSTOMIZED PORTFOLIO SPC ON BEHALF AND FOR THE ACCOUNT OF AVENUE US/EUROPE DISTRESSED SEGREGATED PORTFOLIO

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE EUROPE OPPORTUNITIES MASTER FUND L.P.

By: Avenue Europe Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE EUROPE SPECIAL SITUATIONS FUND III (U.S.), L.P.

By: Avenue Europe Capital Partners III, LLC, its General Partner

By: GL Europe Partners III, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE EUROPE SPECIAL SITUATIONS FUND III (EURO), L.P.

By: Avenue Europe Capital Partners III, LLC, its General Partner

By: GL Europe Partners III, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE INVESTMENTS, L.P.

By: Avenue Partners, LLC its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE PPF OPPORTUNITIES FUND, L.P.

By: Avenue PPF Opportunities Fund GenPar, LLC, its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

AVENUE SPECIAL OPPORTUNITIES FUND II, L.P.

By: Avenue SO Capital Partners II, LLC, its General Partner

By: GL SO Partners II, LLC, its Managing Member

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

MANAGED ACCOUNTS MASTER FUND SERVICES – MAP10 a Sub Trust of Managed Accounts Master Fund Services

By: Avenue Capital Management II, L.P. its Investment Manager

By: Avenue Capital Management II GenPar, LLC its General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

BLUEMOUNTAIN GUADALUPE PEAK FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN TIMBERLINE LTD.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

BLUEMOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By: BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O'Mara
Name: David M. O'Mara
Title: Deputy General Counsel

Elliott Associates, LP

By:	Elliott Capital Advisors, L.P., General Partner
By:	Braxton Associates, Inc., General Partner

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Springfield Associates, LLC

By:	Elliott Associates, L.P., as managing member
By:	Elliott Capital Advisors, L.P., as general partner
By:	Braxton Associates, Inc., as general partner

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Elliott International, LP

By:	Elliott International Capital Advisors, Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Kensington International Limited

By:	Elliott International Capital Advisors, Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry M LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry A LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry C LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry E LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry H LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton A LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton C LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry Y LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton E LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Athena Investments Holdings LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton I LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry B LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton B LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton D LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry N LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry O LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry P LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry Q LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry S LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry U LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry W LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry X LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Lovington Onshore LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Jesmond Holdings LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Bristol Partners LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry F LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry G LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry I LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry J LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry L LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

GIM Holdings LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Clementine Ltd.

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Benjamin Capital Ltd.

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Columbia Point Limited

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Winter Valley Offshore LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry D LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Upton F LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry R LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry V LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

Queensferry Z LLC

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

HATHOR CAPITAL LIMITED

By:	/s/ James Murphy
Name: James Murphy
Title: Attorney-in-Fact

RICIMER CAPITAL LIMITED

By:	/s/ James Murphy
Name: James Murphy
Title: Attorney-in-Fact

SILVER TEAL CAPITAL LIMITED

By:	/s/ James Murphy
Name: James Murphy
Title: Attorney-in-Fact

CASTLE APRON CAPITAL LIMITED

By:	/s/ James Murphy
Name: James Murphy
Title: Attorney-in-Fact

LION POINT MASTER L.P.

By: Lion Point Capital, LP, its investment manager

By:	/s/ James Murphy
Name: James Murphy
Title: COO/CFO

EXHIBIT A

SUPPORTING CREDITOR UPDATE NOTICE
THIS SUPPORTING CREDITOR UPDATE NOTICE is dated [•]
To:	Ocean Rig UDW Inc. (the "Parent")
Cc:	Orrick, Herrington & Sutcliffe LLP
Counsel to the Ad Hoc Committee, Milbank, Tweed, Hadley & McCloy LLP Prime Clerk LLC (The Information Agent)
From:	[Identify Supporting Creditor] (the "Supporting Creditor")
Date:	[•]

Restructuring Agreement dated March 23, 2017 (the "Restructuring Agreement") relating to the restructuring of the corporate and capital structure of the Parent and the Group IT IS AGREED as follows:
1.          Capitalized terms defined in, or incorporated by reference into, the Restructuring Agreement [and the open trade claims protocol dated [•] 2017] have the same meaning in this letter. For the purposes of this Supporting Creditor Update Notice:
2.          This is a Supporting Creditor Update Notice for the purposes of [Clause 3.4(e) (Undertakings)] [Schedule 4 (Form of Accession Letter)].
3.          The Supporting Creditor acknowledges its obligation to provide a Supporting Creditor Update Notice to the Parent and counsel to the Ad Hoc Committee by the 15th day of any calendar month if it has disposed of or acquired any Debt Instruments (or interests therein) to or from parties which are not Bound Affiliates, which when combined with all dispossessions or acquisitions of Debt Instruments (or interests therein) to or from parties which are not Bound Affiliates since the later of (i) the date it became a Supporting Creditor, and (ii) the date of its last Supporting Creditor Update Notice, in excess of $1 million in principal face amount. EACH SUPPORTING CREDITOR UPDATE NOTICE SHALL REPORT THE HOLDINGS OF THE SUPPORTING CREDITOR AS OF 5:00PM (NEW YORK TIME) ON THE LAST BUSINESS DAY OF THE MONTH PRECEDING THE CALENDAR MONTH IN WHICH SUCH SUPPORTING CREDITOR UPDATE NOTICE HAS BEEN SUBMITTED.
4.          The aggregate Claims held by the Supporting Creditor as reported on the later of (i) the date that it became a Supporting Creditor, and (ii) the date of its most recent Supporting Creditor Update Notice, were:

Debt Instrument	Legal and Beneficial Ownership Position(1)	Open / Unsettled Trade Position(1)	Legal and Beneficial Ownership Position + Unsettled Trade Position(1)
DFH Loans
DOV Loans
DRH Bonds
Parent Bonds

5.          The Supporting Creditor's Claims as of 5.00pm (New York time) on the last Business Day of the month preceding the current calendar month are as described in the chart below:
Debt Instrument	Legal and Beneficial Ownership Position(A)	Open / Unsettled Trade Position(A)	Legal and Beneficial Ownership Position + Unsettled Trade Position(A)
DFH Loans
DOV Loans
DRH Bonds
Parent Bonds

(A) Principal amount outstanding (excluding accrued interest) (in USD)
6.          Only to be completed with respect to trades with parties that are not Bound Affiliates
From the later of (i) the date that it became a Supporting Creditor, and (ii) the date of its last Supporting Creditor Update Notice, through and including the last Business Day of the month preceding the current calendar month, the Supporting Creditor has disposed of or acquired the following Debt Instruments to or from parties that are not Bound Affiliates (additional rows at Annex A, if required):
Date	P / S(A)	Counterparty (if trading with a bank, specify which desk or division is the counterparty)	Debt Instrument Type(B)	Amount(C)	Trade Status(D)

(A)          P = Purchase; S = Sale
(B)          DFH Loans; DOV Loans; DRH Bonds; or Parent Bonds
(C)          Principal amount outstanding (i.e., excluding accrued interest) (in USD)
(D)          Closed / Settled; Open / Unsettled
7.          The Supporting Creditor hereby confirms with respect to any Claim that it may now or hereafter hold that will be subject to any of the Schemes, it shall observe, perform and be bound by, and have the benefit of and be entitled to rely on, the provisions of the Restructuring Agreement as a Supporting Creditor to the Restructuring Agreement.
8.          The Supporting Creditor represents and warrants that it has the full power to vote (or direct the vote) with respect to all Claims identified herein and is and will at all times remain in full compliance with all representations and warranties and other obligations specified in the Restructuring Agreement.
9.          This letter, and any non-contractual obligations arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.
10.          The Supporting Creditor submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York in connection with this letter.
Supporting Creditor

Name:          [Print]
[Address for Notices]

Annex A
Clause 5 (cont'd)
Date	P / S(A)	Counterparty (if trading with a bank, specify which desk or division is the counterparty)	Debt Instrument Type(B)	Amount(C)	Trade Status(D)

(A)          P = Purchase; S = Sale
(B)          DFH Loans; DOV Loans; DRH Bonds; or Parent Bonds
(C)          Principal amount outstanding (i.e., excluding accrued interest) (in USD)
(D)          Closed / Settled; Open / Unsettled

SK 26497 0001 7841789